UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2010 (July 13, 2010)
Date of Report (Date of earliest event reported)

MAM SOFTWARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP
 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2010, the Compensation Committee of the Board of Directors of MAM Software Group, Inc. (“we,” “us,” “our,” or the “Company”) approved employment agreements, including a bonus plan, with each of Michael Jamieson, our President and Chief Executive Officer and Charles F. Trapp, our Executive Vice President and Chief Financial Officer.  Such employments agreements and bonus plans were entered into as of July 1, 2010 (the “Effective Date”), the first day of our 2011 fiscal year.

Michael Jamieson Employment Agreement

The Employment Agreement with Mr. Jamieson (the “Jamieson Agreement”) is for an initial term of three years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Jamieson or us. Mr. Jamieson will receive an annual base salary of 150,000 GBP (approximately US$225,000), payable in British Pounds Sterling.

Mr. Jamieson is eligible for a performance-based annual cash incentive bonus depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by our Compensation Committee of our Board of Directors (“Compensation Committee”) or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2011, with respect to Mr. Jamieson’s potential incentive bonus for fiscal 2011.

In addition, Mr. Jamieson is entitled to participate in all of our benefit plans and our equity-based compensation plans, which currently consists of our 2007 Long-Term Incentive Plan (the “LTIP”). Pursuant to the Jamieson Agreement, Mr. Jamieson is to be awarded 500,000 restricted common shares under the LTIP (the “Stock Grant”).  The shares will vest ratably over a three-year period, with 20% vesting on the first anniversary of the Stock Grant, 30% vesting on the second anniversary of the Stock Grant, and 50% vesting on the third anniversary of the Stock Grant.

The Jamieson Agreement also entitles Mr. Jamieson to be granted options to purchase 2,109,375 shares of our common stock under the LTIP (the “Option Grant”). These options will vest on the third anniversary of the grant date, at a strike price of $0.08 per share, depending on the extent to which certain performance targets have been met. The options expire ten years from the grant date, if vested.  If the Company’s results: (i) amount to less than 80% of the established target(s), none of the Option Grant will vest; (ii) are equal to 80% of the established target(s), 25% of the Option Grant will vest; (iii) are equal to 100% of the established target(s), 50% of the award will vest; and (iv) are equal to or better than 120% of the established target(s), 100% of the Option Grant will vest. Results between these established parameters will be interpolated.  The Option Grant will vest immediately upon a Change of Control.

The Jamieson Agreement provides that in the event Mr. Jamieson’s employment is terminated by the Company other than for Cause or Disability, or Mr. Jamieson shall terminate his employment for Good Reason, he is entitled to, among other things, a severance payment equal to his 12 months base salary. In addition, under such circumstances, all of Mr. Jamieson’s stock appreciation rights and restricted stock will immediately vest and all vested stock options and stock appreciation rights shall be payable in shares of our common stock.

The foregoing summary of the Jamieson Agreement and the Fiscal 2011 Bonus Plan (the “Bonus Plan”) does not purport to be complete and is qualified in its entirety by reference to the Jamieson Agreement and the Bonus Plan, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Charles F. Trapp Employment Agreement

The Employment Agreement with Mr. Trapp (the “Trapp Agreement”) is for an initial term of three years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Trapp or us. Mr. Trapp will receive an annual base salary of $195,000, payable in U.S. dollars. Mr. Trapp is eligible for a performance-based annual cash incentive bonus depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by the Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2011, with respect to Mr. Trapp’s potential incentive bonus for fiscal 2011.

In addition, Mr. Trapp is entitled to participate in all of our benefit plans and equity-based compensation plans, which currently consists of the LTIP. Pursuant to the Trapp Agreement, Mr. Trapp is to be awarded 200,000 restricted common shares under the LTIP (the “Stock Grant”).  The shares will vest ratably over a three-year period, with 20% vesting on the first anniversary of the Stock Grant, 30% vesting on the second anniversary of the Stock Grant, and 50% vesting on the third anniversary of the Stock Grant.

The Trapp Agreement also entitles Mr. Trapp to be granted options to purchase 1,828,125 shares of our common stock under the LTIP (the “Option Grant”). These options will vest on the third anniversary of the grant date, at a strike price of $0.08 per share, depending on the extent to which certain performance targets have been met. The options expire ten years from the grant date, if vested.  If the Company’s results: (i) amount to less than 80% of the established target(s), none of the Option Grant will vest; (ii) are equal to 80% of the established target(s), 25% of the Option Grant will vest; (iii) are equal to 100% of the established target(s), 50% of the award will vest; and (iv) are equal to or better than 120% of the established target(s), 100% of the Option Grant will vest.  Results between these established parameters will be interpolated.  The Option Grant will vest immediately upon a Change of Control.

The Trapp Agreement provides that in the event Mr. Trapp’s employment is terminated by the Company other than for Cause or Disability, or Mr. Trapp shall terminate his employment for Good Reason, he is entitled to, among other things, a severance payment equal to his 12 months base salary. In addition, under such circumstances, all of Mr. Trapp’s stock appreciation rights and restricted stock will immediately vest and all vested stock options and stock appreciation rights shall be payable in shares of our common stock.

The foregoing summary of the Trapp Agreement and the Fiscal 2011 Bonus Plan (the “Bonus Plan”) does not purport to be complete and is qualified in its entirety by reference to the Trapp Agreement and the Bonus Plan, copies of which are attached hereto as Exhibit 10.3 and 10.4, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement effective as of July 1, 2010 between the Company and Michael Jamieson

10.2	Fiscal Year 2011 Formal Bonus Plan effective as of July 1, 2010 between the Company and Michael Jamieson

10.3	Employment Agreement effective as of July 1, 2010 between the Company and Charles F. Trapp

10.4	Fiscal Year 2011 Formal Bonus Plan effective as of July 1, 2010 between the Company and Charles F. Trapp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 21, 2010		MAM SOFTWARE GROUP, INC.
/s/ Charles F. Trapp
	By:	Name: Charles F. Trapp
Title: Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

10.1	Employment Agreement effective as of July 1, 2010 between the Company and Michael Jamieson

10.2	Fiscal Year 2011 Formal Bonus Plan effective as of July 1, 2010 between the Company and Michael Jamieson

10.3	Employment Agreement effective as of July 1, 2010 between the Company and Charles F. Trapp

10.4	Fiscal Year 2011 Formal Bonus Plan effective as of July 1, 2010 between the Company and Charles F. Trapp